                                                                     EXHIBIT 99A

NEWS                                                        GOLDEN STATE BANCORP

FOR INFORMATION CONTACT:         Jeff Misakian              (818) 500-2824

FOR IMMEDIATE RELEASE


                    GOLDEN STATE BANCORP ANNOUNCES PLANS TO
              DISTRIBUTE GOODWILL LITIGATION TRACKING WARRANTS(TM)

     -- Distribution to be Tax-Free to Golden State and Security Holders --

     GLENDALE, CA - October 28, 1997 - Golden State Bancorp Inc. (NYSE: GSB), parent company of Glendale Federal Bank, today announced plans to distribute Litigation Tracking Warrants(TM) (LTW(TM)) to its security holders representing the right to receive, upon exercise of the LTW(TM)s, Golden State common stock equal in value to 85 percent of the net after-tax proceeds, if any, from Glendale Federal's pending goodwill lawsuit against the United States Government. The distribution is subject to Board action and shareholder approval of certain corporate changes necessary to issue the LTW(TM)s. Golden State intends to apply for an exchange listing of the LTW(TM)s, and it is anticipated that the LTW(TM)s would be freely tradable after the distribution.

     As a distribution of stock rights to existing stockholders, Golden State expects the distribution to be tax-free to both Golden State Bancorp and its security holders. The LTW(TM)s would be exercisable after notification by Golden State of its receipt of proceeds from a final judgment in or settlement of the litigation. The LTW(TM)s would expire 60 days after such notification is given.

     Stephen J. Trafton, chairman and chief executive officer of Golden State, commented, "The distribution of the LTW(TM)s will provide a mechanism to allow the market to track the value of our pending goodwill lawsuit separately from the franchise value of the bank. The separation of the value of the underlying franchise from that of the goodwill lawsuit should allow both assets to be more accurately valued in the marketplace. In contrast with other previously announced or issued goodwill certificates, this structure would allow the LTW(TM)s to be the first goodwill lawsuit security to be distributed on a tax-free basis for both security holders and the distributing institution."

                                    -more-
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                                      -2-

     The LTW(TM)s would be exercisable for common stock of Golden State Bancorp at an exercise price of $0.01 per share of common stock to be issued upon exercise of the LTW(TM)s. The number of shares of Golden State common stock for which an LTW(TM)s would be exercisable would be determined according to a formula that divides the result of 85 percent of the net after-tax proceeds from the litigation, if any, over the total number of LTW(TM)s distributed, or reserved for distribution, by the average closing price of Golden State's common stock during the 30 trading days prior to the receipt of a final judgment in the goodwill lawsuit.

     It is anticipated that the distribution of the LTW(TM)s would be declared and the record date set in the March 1998 quarter. Holders of the company's common stock as of the record date would receive one LTW(TM) for each share of common stock they hold. In addition, a sufficient number of LTW(TM)s would be reserved for future distribution to allow each of the company's outstanding convertible preferred, warrant and stock option holders to receive, upon conversion or exercise, one LTW(TM) for each common stock equivalent underlying their securities.

     During the period that the LTW(TM)s are outstanding but not exercisable, holders of the convertible preferred stock, warrants and stock options who convert or exercise their securities would receive common stock plus one LTW(TM) for each common stock equivalent underlying their securities at the time of distribution. Those holders who convert or exercise after the LTW(TM)s become exercisable would not receive LTW(TM)s, but would instead receive the additional shares of common stock to which they would have been entitled pursuant to the exercise of LTW(TM)s had they converted or exercised their existing securities prior to the LTW(TM)s becoming exercisable.

     It is currently expected that approximately 86 million LTW(TM)s would be distributed, or reserved for distribution. The distribution of the LTW(TM)s would not affect Golden State's fully diluted shares outstanding as the amount of the proceeds and the number of shares of common stock to be issued cannot be determined until such time as the LTW(TM)s become exercisable.

     Golden State expects to hold a shareholders' meeting in the March 1998 quarter to approve certain corporate changes necessary to issue the LTW(TM)s, including an increase in the number of shares of common stock that the company is authorized to issue, a decrease in the per share par value of the company's common stock from $1.00 to $0.01 and amendments to certain terms of the company's Noncumulative Convertible Preferred Stock, Series A. Distribution of

                                    -more-
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                                      -3-

the LTW(TM)s is also subject to a final determination by Golden State's Board of Directors, which is expected to be made subsequent to the shareholders' meeting.

     Because it is anticipated that the LTW(TM)s will be distributed after the close of Golden State's pending acquisition of CENFED Financial Corporation, holders of shares of Golden State common stock issued in the CENFED transaction who retain their Golden State shares would have the opportunity to participate in the distribution of LTW(TM)s along with the rest of Golden State's security holders.

     Following the adoption of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (FIRREA), Glendale Federal brought an action against the United States Government contending that FIRREA's treatment of supervisory goodwill constituted a breach of the government's contract with the bank, under which contract the bank had merged with a Florida thrift and was permitted to include the goodwill resulting from the merger in the bank's regulatory capital. On July 1, 1996, the United States Supreme Court, by a 7-2 vote, upheld previous rulings by the United States Court of Appeals for the Federal Circuit and the United States Court of Federal Claims that the federal government had breached its contract with Glendale Federal and was liable to the bank for damages.

     The trial to determine the amount of damages commenced on February 24, 1997. The bank completed presentation of its case in chief on July 21, 1997.
On September 2, 1997, the government began the presentation of its case in chief. It is anticipated that the taking of testimony in the damages trial will conclude in the March 1998 quarter. Assuming that the trial concludes in the March 1998 quarter, post-trial briefs would likely be filed and closing arguments conducted in the June 1998 quarter. A decision by the Claims Court is expected thereafter.

     Trafton commented, "The distribution of the LTW(TM)s will have no impact whatsoever on the goodwill lawsuit itself, which will continue to be an asset of the bank. Management intends to continue to pursue the case aggressively to a successful resolution."

     Credit Suisse First Boston Corporation is Golden State's financial advisor in the transaction. Litigation Tracking Warrants(TM) and LTW(TM) are trademarks of Credit Suisse First Boston Corporation.

                                    -more-
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                                      -4-

     Golden State Bancorp, with $16.4 billion in assets, is the parent company of Glendale Federal Bank - California's leading community bank, serving the business and consumer banking needs of Californians through 178 banking offices and 26 loan offices. Customers can reach the bank by calling 1-800-41FEDUP, or get information through its Internet site at HTTP://WWW.GLENFED.COM.

                                      ###


This news release contains statements regarding the possibility of the receipt by Glendale Federal of net proceeds in connection with its goodwill litigation against the United States Government, the expected distribution of LTW(TM)s and the timing and the terms thereof, the market price performance of Golden State common stock in connection with the distribution of the LTW(TM)s and the expected tax and accounting impact of the LTW(TM)s. These statements may constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), and involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) an adverse outcome of Glendale Federal's goodwill litigation against the United States Government or a delay in the resolution thereof; (2) a change in any applicable law, rule, regulation or practice with respect to tax or accounting issues or otherwise; (3) the failure of Golden State to receive the requisite approvals of its stockholders; (4) adverse changes or conditions in capital or financial markets; or (5) the delay of the consummation of the proposed business combination with CENFED Financial Corporation.

                                    -more-
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                                  TERM SHEET

THE DISTRIBUTION

      On October 28, 1997, Golden State Bancorp Inc. (the "Company") announced its intention to distribute (the "Distribution") one Litigation Tracking Warrant ("LTWs") for each outstanding share of common stock, par value $1.00 per share (the "Common Stock"), on a date to be set by the Board of Directors of the Company (the "Record Date"), which is currently expected to be during the first quarter of 1998. At the time of the Distribution, the Company will also reserve additional LTWs for future distribution to holders of outstanding Convertible Securities (as defined herein) of the Company. The currently contemplated terms of the LTWs are summarized below.

THE LITIGATION TRACKING WARRANTS

      The LTWs will, upon the occurrence (if any) of the Triggering Event (as defined herein), entitle the holders thereof (the "LTW Holders") to purchase shares of Common Stock with an aggregate market value equal to the Adjusted Litigation Recovery (as defined herein), if any. Each LTW will be exercisable for the number of shares of Common Stock with a market value equal to the Adjusted Litigation Recovery divided by the number of LTWs issued or reserved for issuance on the Record Date at an exercise price per LTW equal to the number of shares of Common Stock for which the LTW is then exercisable multiplied by $0.01 (the "Exercise Price"). The shares of Common Stock issued upon exercise of the LTWs will be registered under the Securities Act of 1933, as amended, prior to the issuance thereof. The LTWs do not entitle the holders to receive any dividends paid on, or to exercise any voting or other rights in respect of, the Common Stock prior to the exercise of the LTW.

      The "Adjusted Litigation Recovery" will equal 85% of the amount obtained from the following equation: (a) the aggregate amount of any cash payment (or any cash resulting from the monetization of any assets received) (the "Cash Payment"), actually received by the Bank pursuant to a final, nonappealable judgement in or final settlement of the Litigation (including any post-judgement interest actually received by the Bank on any cash payment), minus (b) the sum of the following: (i) the aggregate expenses incurred previously and hereafter by Glendale Federal Bank, Federal Savings Bank ("Glendale Federal" or the "Bank") in prosecuting the Litigation (as defined herein) and obtaining the Cash Payment, (ii) the aggregate expenses incurred by the Company in connection with the creation, issuance and trading of the LTWs, including, without limitation, legal, financial advisory and accounting fees and the fees and expenses of the warrant agent and (iii) an amount equal to the net Cash Payment (Cash Payment less the expenses described in the preceding clauses (i) and (ii)) multiplied by the highest, combined statutory rate of federal, state and local income taxes applicable to the Company during the tax year in which the full Cash Payment is received (currently approximately 42%).

THE LITIGATION

      The "Litigation" is the case against the United States Government
(the "Government") in the United States Court of Federal Claims (the "Claims Court") entitle Glendale Federal
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Bank, F.S.B. v. United States, No. 90-772C, filed on August 15, 1990, in which the Bank contends that the Government is in breach of its contract with the Bank and, separately, that the Government unlawfully took the Bank's property without just compensation or due process in violation of the U.S. Constitution. The Bank's claims arose from changes, mandated by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 and certain regulations promulgated thereunder, with respect to the rules for computing the Bank's regulatory capital.

      In July 1992, the Claims Court found in favor of the Bank's breach of contract claim, ruling that the Government breached its express contractual commitment to permit the Bank to include supervisory goodwill in its regulatory capital and that the Bank is entitled to seek financial compensation. On appeal the United States Supreme Court, by a vote of 7 to 2, ruled that the Government had breached its contract with the Bank and remanded the case to the Claims Court for a determination of damages.

      The trial to determine damages commenced on February 24, 1997 and is expected to end in the March 1998 quarter, with a decision currently anticipated during the summer of 1998. The Bank has presented evidence on three alternative damages theories: (i) "Expectation Damages", pursuant to which the Bank presented evidence of damages in the amount of approximately $1.5 billion, (ii) "Restitution", pursuant to which the Bank presented evidence of damages in excess of approximately $1.9 billion and (iii) "Reliance Damages", pursuant to which the Bank presented evidence of damages in the amount of approximately $900 million. The Government began the presentation of its case in chief on September 2, 1997. It is possible that one or both parties to the Litigation may appeal the Claims Court's judgment when entered.

      There can be no assurance as to the amount or the timing of receipt of any damage award should such award be made.

TAX CONSEQUENCES

      In general, for federal income tax purposes the distribution of the LTWs is expected to be tax-free to the Company and to the holders of Common Stock and other Convertible Securities of the Company.

THE SPECIAL MEETING

      Prior to the Record Date, the Company intends to call a special meeting of its stockholders for the purpose of having the Company's stockholders consider and vote on proposals (i) to increase the number of shares of Common Stock that the Company is authorized to issue, (ii) to decrease the per share par value of its Common Stock from $1.00 to $.01 and (iii) to amend certain terms of the certificate of designation of the Company's Noncumulative Convertible Preferred Stock, Series A (the "Preferred Stock"). The approval of the Company's stockholders (the "Stockholder Approvals") of these proposals would be necessary to effect the Distribution. Until such time as the Company obtains the Stockholder Approvals and the Board of Directors of the Company declares the Distribution, the Company
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                                                                               3

will have no obligation to make the Distribution. Accordingly, there can be no assurance that the Distribution will ever be declared or that the LTWs will ever be issued. If the Distribution occurs, no fractional LTWs or cash in lieu thereof will be issued or paid.

TREATMENT OF OUTSTANDING CONVERTIBLE SECURITIES

     Prior to the Distribution, the Company will take appropriate steps to provide that (i) upon exercise or conversion of the Company's Preferred Stock, Seven-Year Warrants, Five-Year Warrants and Stock Options (collectively, the "Convertible Securities") prior to the Triggering Event, the holders thereof would receive the shares of Common Stock underlying the Convertible Securities, plus a number of LTWs equal to the number of LTWs such holders would have received had such holders exercised or converted such Convertible Securities immediately prior to the Record Date of the Distribution and (ii) upon the exercise of the Convertible Securities on or after the Triggering Event, the holders would receive the shares of Common Stock underlying the Convertible Securities, plus an additional number of shares of Common Stock equal to the number of shares of Common Stock such holders would have received had such holders (a) exercised or converted such Convertible Securities into LTWs immediately prior to the Triggering Event and (b) exercised such LTWs for shares of Common Stock immediately after the Triggering Event. In addition, on the Triggering Event, the conversion or exercise price of the Convertible Securities would increase by an amount equal to the Exercise Price of the number of LTWs underlying the Convertible Securities immediately prior to the Triggering Event.

     Based on the number of shares of Common Stock, Preferred Stock, Seven-Year Warrants, Five-Year Warrants and Stock Options outstanding at September 30, 1997, and taking into account the currently expected issuances of Common Stock and Stock Options in connection with the acquisition of CENFED Financial Corporation ("CENFED"), if the Distribution occurred as currently anticipated, the number of LTWs that would be issued or reserved for issuance in respect of the Company's current security holders on a fully distributed basis would be approximately, 86,000,000. Of this total, the Common Stockholders would receive approximately 57,600,000 LTWs, the number of LTWs reserved for issuance to holders of the Company's Preferred Stock, Seven-Year Warrants, Five-Year Warrants and Stock Options would be approximately 11,100,000; 10,900,000; 1,500 and 6,200,000, respectively.

     The Company will not issue any additional LTWs after the Distribution other than those reserved for issuance pursuant to outstanding Convertible Securities as described above.

EXERCISE OF THE LTWS

     Subject to the procedures established by the Company, LTW Holders will be entitled to exercise their LTWs only upon the occurrence of all of the following: (a) receipt by the Bank of the full Cash Payment, (b) calculation by the Bank of the full amount of the Adjusted Litigation Recovery and (c) receipt of all regulatory approvals necessary to issue the shares of Common Stock to be issued upon the exercise of the LTWs, including the effectiveness of a registration statement relating to the issuance of such Common Stock under
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                                                                               4

the Securities Act. The occurrence of the events described in clauses (a) through (c) is referred to herein as the "Triggering Event." Once the Triggering Event occurs, the Company will publicly announce, by means of a press release and by written notice (the "Exercise Notice") mailed to each record holder of LTWs (i) that the Triggering Event has occurred, (ii) the aggregate number of shares for which the LTWs are exercisable, (iii) the number of shares of Common Stock for which one LTW is exercisable, (iv) the Exercise Price per LTW, (v) the manner in which the LTWs are exercisable and (vi) the date on which the LTWs will no longer be exercisable. The LTWs will be exercisable for a period of 60 days following the date on which the Exercise Notice is sent to the LTW Holders. Any LTWs not exercised prior to the end of such 60 day period will expire.

     Holders of LTWs will not be entitled to any interest or additional shares of Common Stock from the Company for the period of time between the date on which the Bank receives any cash payment in connection with the Litigation and the date on which the LTWs become exercisable.

RIGHTS OF LTW HOLDERS

     Notwithstanding the Distribution of the LTWs, the Bank will retain sole and exclusive control of the Litigation and will retain 100% of any recovery from the Litigation. The Company intends to pursue the Litigation with the same vigor as it has in the past. The LTW Holders will not have any right to control or manage the course or disposition of the Litigation or the proceeds of any recovery therefrom. The LTW Holders will have no voting rights, no liquidation preference and no rights to dividends or other distributions prior to the exercise of such LTWs following the occurrence, if any, of the Triggering Event.

LISTING

     The Company intends to apply for an exchange listing of the LTWs.

RISK FACTORS

     Investment in the LTWs involves a high degree of risk. In deciding whether to invest in the LTWs, persons should carefully consider all matters, including, among others, the risk of limited or no recovery in the Litigation, in which case the LTWs will expire without ever becoming exercisable; the possible lack of an active trading market for the LTWs; the possibility that even if an active trading market does develop, the prices at which the LTWs trade may be highly volatile; possible limitations, due to the litigation process, on the Company's ability to make public disclosures regarding potentially material developments in the Litigation; and the fact that the number of shares of Common Stock for which the LTWs may become exercisable, if any, will depend upon both the amount for the Adjusted Litigation Recovery as well as the market value of the Company's Common Stock at the time of such recovery, neither of which can be predicted at this time.
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

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            GOLDEN STATE BANCORP INC.


           ILLUSTRATIVE IMPACT OF CONVERSION FORMULA TO LTW HOLDERS
------------------------------------------------------------------------------------------------------------------------------------
Dollars and Shares in Millions; Except Per Share Amounts)
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                                                                GROSS PROCEEDS FROM LAWSUIT
                                       ---------------------------------------------------------------------------------------------

                                           $0                 $500                $1,000               $1,500             $2,000
------------------------------------------------------------------------------------------------------------------------------------
Gross Proceeds                         $       -            $    500            $    1,000          $     1,500        $     2,000
Less: Deductible Expenses(1)                (50)                (50)                  (50)                 (50)               (50)
                                       ---------            --------            ----------          -----------        -----------
Net Proceeds after Deductible Expenses      (50)                 450                   950                1,450              1,950
Less: Taxes at 42.0%(2)                       21               (189)                 (399)                (609)              (819)
                                       ---------            -------            ----------           ----------         ----------
Net After Tax Proceeds                      (29)                 261                   551                  841              1,131
Less: 15% Retained at Bank                     -                (39)                  (83)                (126)              (170)
                                       ---------            --------            ----------          -----------        -----------
   Adjusted Litigation Recovery                -            $    222            $      468          $       715        $       961

Divided by GSB Common Stock Price(3)   $   30.00            $  30.00            $    30.00          $     30.00        $     30.00
Equals: GSB Common Shares to be
 Issued to LTWs                                -                 7.4                  15.6                 23.8               32.0

Divided by: LTWs Distributed and/or
 Reserved                                   85.8                85.8                  85.8                 85.8               85.8
Number of GSB Shares Issued per LTW            -               0.086                 0.182                0.278              0.374

Multiplied by GSB Common Stock Price   $   30.00            $  30.00            $    30.00          $     30.00        $     30.00
Proceeds per LTW                               -                2.59                  5.46                 8.33              11.21
Less: Exercise Price Paid
($0.01/GSB Share Exercised Into)               -              (0.00)                (0.00)               (0.00)             (0.00)
                                       ---------            --------            ----------          -----------        -----------
   Net Value per LTW                           -            $   2.59            $     5.46          $      8.33        $     11.21
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
(1) Assumes litigation and LTW distribution expenses equal $50MM pre-tax for illustrative purposes.
(2)  Reflective of current maximum state and federal tax rate.
(3)  Assumed for illustrative purposes to be $30.00 per GSB share.